Exhibit 10.10

FIRST AMENDMENT
TO THE

PHENIXFIN LONG TERM CASH INCENTIVE PLAN

WHEREAS, PhenixFIN Corporation (the “Company”) maintains the PhenixFIN Long Term Cash Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 11 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors of the Company may amend the Plan in whole or in part at any time and for any reason; and

WHEREAS, the Committee wishes to amend the Plan to provide for additional flexibility in how the dollar amounts of awards granted under the Plan are determined on an annual basis;

NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended, with respect to Awards granted on or after the date hereof, as follows:

1.	Section 6.B. of the Plan is hereby deleted in its entirety and replaced with the following:

“B. Each Award shall be subject to the achievement of a level of performance of one or more Performance Goals as set forth in an Award Agreement. Each Award Agreement shall provide (i) a threshold level of performance of each Performance Goal (“Threshold Performance”) at which the percentage of an Award (which such percentage shall be set forth in the Award Agreement) subject to such Performance Goal may be paid and below which no payment is made, (ii) a target level of performance of each Performance Goal (“Target Performance”) at which 100% of an Award subject to such Performance Goal may be paid and (iii) a maximum level of performance of each Performance Goal (“Maximum Performance”) at which the maximum percentage of the Award (which such percentage shall be set forth in the Award Agreement) subject to such Performance Goal shall be paid (which such percentage may be no more than 200%), in each case subject to such other terms and conditions of an Award Agreement.”

2.	This amendment shall be effective as of the date set forth below.

3.	Except as otherwise indicated herein, the terms of the Plan remain in full force and effect without change or modification.

Signature page follows

IN WITNESS WHEREOF, the Committee has caused the aforementioned amendment to be executed on its behalf by the undersigned duly authorized member(s) this 29th day of December 2022.

By:	/s/ Lowell Robinson
Title:	Chair of the Compensation Committee